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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference of our report, dated August 16, 2001, in the Prospectus constituting part of this Pre-Effective Amendment No. 2 to Form S-3 Registration Statement, which report appears on page F-1 of the Annual Report on Form 10-K/A, Amendment No. 1 of Memry Corporation for the fiscal year ended June 30, 2001, and to the reference to our Firm under the caption "Experts" in such Prospectus.


                                       /s/ McGladrey & Pullen, LLP
                                       -----------------------------------------
                                           MCGLADREY & PULLEN, LLP


New Haven, Connecticut


August 28, 2002